UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2026

FS Specialty Lending Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	811-24080 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

3025 JFK Boulevard, OFC 500 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, $0.001 par value per share	FSSL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

FS Specialty Lending Fund (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on August 3, 2026. As of June 8, 2026, the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 75,917,731 shares of the Company’s common shares of beneficial interest (“Shares”) were eligible to be voted in person or by proxy. Of the eligible Shares to be voted, 53,890,877 were voted in person or by proxy at the Annual Meeting.

Shareholders were asked to consider and act upon the following proposal, which was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 9, 2026:

•	Proposal No. 1 – elect the following individuals as Class I Trustees, each of whom has been nominated for election for a three-year term expiring at the 2029 annual meeting of shareholders: (a) Charles P. Pizzi and (b) Pedro A. Ramos (the “Trustee Election Proposal”).

All trustee nominees listed in the Trustee Election Proposal were elected by the Company’s shareholders at the Annual Meeting.  The votes for, votes against, votes withheld and broker non-votes for each trustee nominee are set forth below:

Trustee Nominee	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Charles P. Pizzi	42,836,728	10,748,997	305,152	0
Pedro A. Ramos	45,239,269	8,348,291	303,317	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Specialty Lending Fund

Date: August 6, 2026	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel